UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around November 18, 2022.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	failing to maintain and protect our brand, independence, and reputation;

•	liability related to cybersecurity and the protection of confidential information, including personal information about individuals;

•	liability for any losses that result from an actual or claimed breach of our fiduciary duties or failure to comply with applicable securities laws;

•	compliance failures, regulatory action, or changes in laws applicable to our credit ratings operations, or our investment advisory, ESG, and index businesses;

•	failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•	the failure to recruit, develop, and retain qualified employees and compensation expense associated with these activities in a period of inflation and rising wage scales in the markets where we operate;

•	inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event, including an outage of our database, technology-based products and services or network facilities;

•	failing to differentiate our products and services and continuously create innovative, proprietary and insightful financial technology solutions;

•	prolonged volatility or downturns affecting the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;

•	failing to maintain growth across our businesses in today's fragmented geopolitical, regulatory and cultural world;

•	liability relating to the information and data we collect, store, use, create, and distribute or the reports that we publish or are produced by our software products;

•	the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate;

•	the impact of the current COVID-19 pandemic and government actions in response thereto on our business, financial condition, and results of operations;

•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;

•	our indebtedness could adversely affect our cash flows and financial flexibility; and

•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: October 21, 2022

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a regular basis. The following answers respond to selected questions received through September 30, 2022. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Operating Margin

1)	What percentage of total operating expense is linked to investment spend? How do you see this evolving over the next 12 months as you continue to invest in the product?

We don’t currently disclose total spending on investments. That said, a significant portion of the recent growth in our operating expenses, including compensation cost increases, has been driven by investments to build the capabilities necessary to support growth. These include investments in product development, sales, and marketing to support key products that we’re prioritizing for growth including PitchBook, Morningstar Sustainalytics, and Wealth Management.

As to the timing of investments, we take a long-term view and invest where we see attractive opportunities to grow, achieve scale, and generate strong long-term returns. We are also being prudent with spending decisions given challenges in the economic environment. As we noted in our investor question responses published in August, while we expect that operating margins this year will be lower than in a typical year, we are focused on getting back on a path toward levels seen in recent historical peaks.

Sales Commissions

2)	Do you expect commissions paid to your internal sales teams to fall in H2 and 2023 due to the lower YoY revenue growth rate of the business in H1 2022?

Sales commission expense for the remainder of 2022 and 2023 will depend in large part on performance against sales goals in those periods. We don’t provide guidance on future sales.

By way of background, for our licensed-based businesses, the costs associated with sales commissions are capitalized and amortized over the expected life of the related contract; for other products where it’s not possible to determine a contract life (including investment management), sales commissions are expensed. In the case of our licensed-based products, these commissions are based on the total annual contract value (ACV) of the associated contracts. From a cash flow perspective, sales commissions are generally paid quarterly.

License-Based Revenue

3)	Is Morningstar seeing any impact on retention rates in its license-based products from the market downturn in 2022? If not, does Morningstar expect to see a lagged effect from this in 2023?

In aggregate, revenue renewal rates across our license-based products have been steady so far in 2022. We’re monitoring the environment closely, but don’t provide forecasts on future revenue expectations.

PitchBook

4)	PitchBook has done fantastically well at winning new logos particularly with corporations. With the integration of LCD, do you expect customer growth to now tilt towards institutional investors / limited partners?

As we look at LCD’s capabilities, we see the biggest opportunities with lenders, investors, banks and service providers and, to a lesser extent, limited partners. We expect that the integration of LCD data and analysis into the PitchBook platform will expand our reach with those client segments.

Leveraged Commentary & Data Acquisition

5)	Can you confirm the conditions that need to be met for the additional $50m payment to be made in Q4 relating to the LCD acquisition?

As you note, the purchase price for LCD included $50 million in contingent consideration to be paid six months after closing, in addition to the $600 million paid when the transaction closed on June 1, 2022. The payment of the $50 million is contingent on the achievement of certain conditions related to the transition of LCD customer relationships. Specifically, at the time of closing, there were a number of LCD customer contracts which were bundled together with other S&P services. Morningstar and S&P have been working to separate those customer contracts into standalone Morningstar agreements. To encourage focus on this transition, the contingent consideration of up to $50 million will be paid based on the percentage of customer ACV that has been successfully unbundled as of December 1, 2022.

6)	Can you please confirm the impact on depreciation and amortization going forward from the LCD acquisition?

In the second quarter of 2022, we recorded one month of amortization related to the LCD acquisition totaling $1.5 million. This amount was included in our total reported depreciation and amortization in Q2 and reflects the expected monthly amortization going forward. We did not acquire any fixed assets with the transaction, so there is no depreciation associated with the acquisition.

DBRS Morningstar

7)	DBRS has strongly outperformed both Moody’s and S&P’s credit ratings businesses YTD. Given Structured Note issuance was down heavily YoY in Q2, can you please provide detail on what drove the 3.1% adjusted growth YoY in DBRS Morningstar revenue in Q2 2022?

DBRS Morningstar’s second quarter organic revenue growth was driven primarily by a strong year-over-year increase in U.S. CMBS ratings activity, where we enjoy a leading position, partially offset by declines in ratings activity in other sectors and geographies. U.S. CMBS issuance remained relatively robust through mid-May before slowing sharply. Unlike Moody’s and S&P, DBRS Morningstar currently has a smaller share of the U.S. corporate and collateralized loan obligation (CLOs) markets, which saw steep declines in issuance. The decrease in CLO issuance contributed to the overall declines you reference in structured finance issuance.

Investment Management

8)	Can you please provide more detail on the difference in the fee levels charged for your TAMP product versus your strategist models and ETF and Select Equity portfolios? What are the relative growth rates you are seeing for these products and how do you expect these growth rates to evolve going forward?

Investors can access Morningstar Investment Management model portfolios (also known as strategist models) on several third-party platforms globally (including in the U.S.) and via our turnkey asset-management program (TAMP) in the U.S. The exact products offered differ by geography.

Morningstar charges an investment management fee for model portfolios offered on third-party platforms and investments made via the TAMP with one exception. We do not charge a management fee on portfolios that use Morningstar funds or a mix of third-party and Morningstar funds; in this case the investor pays an expense ratio on the underlying funds. In all other cases, the total fees paid depend on the underlying investments. ETF-only portfolios charge the lowest fees. Select Equity portfolios charge the highest fees, with asset allocation portfolios using third-party mutual funds or a combination of third-party mutual funds and ETFs landing in the middle. Investors in the TAMP also pay Morningstar an administration fee, which covers platform technology, trading, reporting, and servicing. For more detail on fees, please refer to the Morningstar Managed Portfolios Program Brochure and Appendix, available at advisorinfo.sec.gov. (Enter “Morningstar Investment Services” in the firm search box.)

Product growth trends in Morningstar models are consistent with what we observe in the broader market for managed accounts. Products that offer advisors flexibility and choice continue to be in high demand with unified managed accounts and separately managed accounts growing ahead of ETFs and mutual fund models. We expect that trend to continue. To meet the demand for flexibility, we plan to open our TAMP to third-party models in the coming months, migrating to an open architecture model.

Direct Indexing

9)	Can you provide detail around your growth expectations for direct indexing? How can you compete on scale in this market versus competitors with larger resources in the index space? What fee can you charge on this product and how big do you believe the growth in this market to be?

Direct indexing represents an attractive growth opportunity for Morningstar. In a 2021 report, Cerulli projected that Direct Indexing would grow at a 12.4% annual rate through 2026 and we believe that estimate is a conservative one, given technological advances and the increasing demand for personalized portfolios.

We believe that our competitive advantage starts with the breadth of our capabilities and proprietary IP across Morningstar Indexes, Morningstar Sustainalytics, and Morningstar Equity Research, and the strength of our brand with advisors. We marry this with the Morningstar turnkey asset management platform’s cloud-based digital platform that supports key workflows including proposal generation, risk assessment, performance calculation and reconciliation, trading executing and billing services, client reporting, sales, marketing, and compliance support. We stand out for our ability to bring all the direct indexing components together using in-house capabilities.

Our pricing is generally in line with or lower than our competitors in this market.

Capital Allocation

10)	Morningstar repurchased $ 202.5M of shares in Q1 2022 ($110.6M) and in Q2 2022 ($91.9M). This is quite significant looking at the available cash. Could you please provide more details on the purpose of the share repurchase? It seems high if the sole purpose is share-based compensation.

We make significant share repurchases when we believe that the return potential is attractive compared to other uses of capital. We do not do so for the purpose of share-based compensation.

Sustainalytics

11)	What was net price Morningstar paid for Sustainalytics?

On July 2, 2020, Morningstar closed on the acquisition of the remaining stake in Sustainalytics that it did not previously own. The transaction was structured with purchase consideration consisting of three cash payments: an initial cash payment at closing and two additional cash earn-out payments made on June 30, 2021, and June 30, 2022, determined based on a multiple of Morningstar Sustainalytics’ revenues for the years ended December 31, 2020, and 2021, respectively. The total consideration across the three payments was EUR 147.1 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: October 21, 2022	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer